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                        Rule 424(b)(2)
                        File Numbers: 333-2297 and 33-54049

Pricing Supplement Number: 127                  Dated: October 30, 1996


(To Prospectus dated May 14, 1996 and Prospectus Supplement dated June 14,
1996).

                                $1,550,000,000
                            CORESTATES CAPITAL CORP
                  Senior Medium-Term Floating Rate Notes Due
                    Nine Months or More From Date of Issue
       Unconditionally Guaranteed as to Payment of Principal, Premium,
                            if any, and Interest by
                           CORESTATES FINANCIAL CORP

Cusip:                          21869EFJ9

Principal Amount:               25,000,000.00

Settlement Date:                11/01/96

Base Rate:                      Libor (Telerate pg. 3750)

Index Maturity:                 1 Month Libor

Initial Interest Rate:          5.425% (5.375 Telerate pg. 3750, 10/30/96)

Spread or Spread Multiplier, if applicable:     Plus 5 BPS

Interest Rate Reset Dates:      Third Wednesday of Each Month

Interest Payment Dates:         Third Wednesday of Each Month

First Coupon:                   11/20/96

Day Count:                      Actual/360

Stated Maturity Date:           11/01/99

Maximum Interest Rate, if any:

Minimum Interest Rate, if any:

Alternate Rate Event Spread, if any:

Initial Redemption Date, if any:

Initial Redemption Percentage, if any:

Annual Redemption Percentage Reduction, if any:

Optional Repayment Dates, if any: